(BW)(CA-BERGEN-BRUNSWIG)(BBC) Bergen Brunswig Reports Record Third
                    Quarter Revenues and Operating Earnings

                ORANGE, Calif.--(BUSINESS WIRE)--July 26, 2001--

                Earnings from Continuing Operations Increase 78%
          Revenues from Continuing Operations Increase to $5.5 Billion

    Bergen Brunswig Corporation (NYSE:BBC) today announced results for the period ended June 30, 2001 -- the Company's third quarter of fiscal 2001.
    For the third quarter, revenues from continuing operations, excluding bulk shipments, increased 14% to a record $5.5 billion, which compares to $4.8 billion last year. Operating earnings from continuing operations rose to a record $98.6 million for the quarter, up 34% from the year-ago period. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $115.7 million for the quarter, an increase of 23% from last year's third quarter EBITDA.
    Net earnings and earnings from continuing operations were $35.2 million for the third quarter, up 78% from last year's earnings from continuing operations of $19.7 million. Last year's net loss for the quarter, including losses from discontinued operations and dispositions related to the sale of Bergen Brunswig Medical Corporation and Stadtlander, was $239.4 million.
    Diluted earnings per share from continuing operations were $0.26 compared to $0.15 for the third quarter last year, an increase of 73%. Diluted loss per share including discontinued operations and dispositions was $1.78 for the third quarter of last year. Weighted average diluted shares outstanding were 137.3 million in fiscal 2001 versus 134.5 million for the third quarter last year.
    For the nine months ended June 30, 2001 revenues from continuing operations, excluding bulk shipments, increased 10% to $15.2 billion which compares to $13.9 billion last year. Operating earnings from continuing operations rose 22% to $264.3 million for the first nine months of fiscal 2001 compared to $217.4 million for the same period a year ago. EBITDA from continuing operations increased 13% in the first nine months of fiscal 2001 to $315.6 million from $279.4 million for the same period last year.
    For the nine months, net earnings and earnings from continuing operations were $84.7 million, up 32% from last year's earnings from continuing operations of $64.3 million. Last year's net loss of $207.5 million included losses from discontinued operations and dispositions.
    Diluted earnings per share from continuing operations were $0.62 for the nine months compared to $0.48 for the first nine months of fiscal 2000, an increase of 29%. Diluted loss per share including discontinued operations and dispositions was $1.54 for the first nine months of last year. Weighted average diluted shares outstanding were 136.8 million for the first nine months of fiscal 2001 versus 134.5 million for the first nine months of fiscal 2000.
    "Last year at this time we stated our resolve to focus on our core expertise in both our major business segments, pharmaceutical distribution and PharMerica, in a concerted effort to enhance shareowner value," commented Robert E. Martini, Bergen's Chairman of the Board and CEO. "We have done just that. Our current quarter's results show record revenues and operating earnings as well as FIFO operating margin improvements and demonstrate that our strategies are succeeding.
    "While many industries have been adversely affected by changes in the economy, the healthcare industry is generally recession-resistant. We continue to see positive trends in our business as the demand for pharmaceutical products increases, generic drug usage grows as branded products come off patent, lower interest rates prevail, and our operations become increasingly efficient. All in all, we believe the economic climate continues to shift in our favor."

Segment Review

    Pharmaceutical Distribution Segment

    This segment, comprised of Bergen Brunswig Drug Company (BBDC) and Bergen Brunswig Specialty Group (BBSG), increased revenues 14% in the third quarter to $5.3 billion and 10% to $14.8 billion for the nine months. Operating earnings for the pharmaceutical distribution segment increased 12% to $102.5 million for the quarter. For the nine month period, operating earnings increased 9% to $275.8 million.

Bergen Brunswig Drug Company

    BBDC reported a 12% revenue increase for the quarter, reporting a record $4.9 billion. For the nine months, revenues were $13.6 billion, an 8% increase over the prior year.
    "We are very pleased to report our third consecutive quarter of sales, earnings and operating expense margin improvement, despite difficult revenue comparisons to last year," said Brent R. Martini, President, BBDC. "Our customer, supplier and internal initiatives are favorably impacting profitability."
    During the quarter, BBDC renewed several prime vendor contracts. Raley's signed a five-year $3 billion prime vendor contract with BBDC that includes a two year extension. BBDC has served Raley's, which operates supermarkets in California, Nevada, and New Mexico, for nearly 10 years, and the signing of this contract exemplifies the strong, long-term nature of its relationships with its customers.
    BBDC also announced an exclusive five-year contract with Big A Drug Stores, which includes 15 Drug Emporium stores recently acquired by the Big A chain, providing $80 million in incremental revenues to Bergen annually. Additionally, BBDC renewed its contract with May's Drug Stores, which is expected to generate $100 million in revenues to Bergen annually. BBDC will continue to be the primary provider for pharmaceuticals to May's 39 stores in Northeast Oklahoma and Southwest Missouri.
    During the quarter, the Drug Company and Longs Drug Stores successfully opened the first central fill facility to be jointly operated by a wholesaler and a retailer. The success of this new operation demonstrates BBDC's commitment to create and implement logistical solutions for its customers.
    This central fill facility, Escalante Solutions, is now processing prescriptions for selected Longs stores in Northern California and Nevada. Escalante uses Automed(TM) robotic technology and PDX software solutions to help alleviate capacity issues caused by a growing pharmacist shortage and strong prescription growth. Escalante Solutions promotes accuracy in prescription filling and productivity improvements in the pharmacy operation, allowing community pharmacists to spend more time counseling patients.
    BBDC continued to expand its Internet based applications and offerings. iBergen(SM), the Company's Internet portal for pharmaceutical services, was enhanced to include manufacturer and new product announcements, stock quotes, newsfeeds, on-line product information and generic usage analysis tools. In addition, the Company unveiled its first personalized community and content area on the site, designed for the unique needs of its GNP customers. The area is known as the GNP Community and serves the Company's more than 2000 independent Good Neighbor Pharmacies. BBDC enhanced the Catalog & Order Entry application on iBergen through a new version release, and introduced iScan(TM), a powerful barcode system. iScan optimizes the supply chain by providing efficiencies and accuracy in productivity through receiving and accounts payable matching. iScan is currently in use by select customers and will provide a technology platform for expanding barcode capabilities.
    Enhancements to the Drug Company's electronic solutions for retail pharmacy introduced at its fifth annual Healthcare Congress and Manufacturers' Exposition held recently in Las Vegas were received enthusiastically by attendees. A Generic Summit was added to complement last year's successful Branded Rx Summit, providing an opportunity for one-on-one information exchange between pharmacists and major generic manufacturers. The 27 continuing education courses held over a two-day period had record attendance and included courses on subjects as diverse as the use of the Internet in retail pharmacy to compounding of special prescriptions.

Bergen Brunswig Specialty Group

    BBSG delivered a 41% revenue gain for the quarter to $441.6 million and 34% to $1.2 billion for the nine months, relative to the prior year.
    Growth was again driven by the unit's oncology division, which exceeded financial expectations and increased sales by more than 60% relative to last year. Much of the oncology division's success can be attributed to consistent execution in its core operations and sustained market penetration by its sales staff. Additional factors include uninterrupted membership growth of its physician services partner which added over 95 new accounts in the quarter.
    Additionally, BBSG's vaccine business, Besse Medical, also contributed significantly to sales growth by increasing its sales 35% for the quarter, relative to last year. Much of the growth continues to be driven by the group's focus on the biotech markets, particularly in the area of rheumatology. The vaccine market continues to be challenged by manufacturing problems resulting in limited availability of many key vaccines and other injectable products.
    BBSG's manufacturing services increased year-over-year sales by 30%, contributing to the specialty group's success in the quarter.

    PharMerica Segment revenues were $336.8 million for the third quarter and $1.0 billion for the nine months ending June 30, 2001, representing an increase of 5% and 6% over the prior periods, respectively. PharMerica's operating earnings increased to $16.0 million for the third quarter of fiscal 2001, which compares to an operating loss of $1.7 million for the same quarter a year ago. For the nine months operating earnings increased 225% to $47.3 million.
    PharMerica's EBITDA increased 155% to $23.5 million for the third quarter, compared to last year's EBITDA of $9.2 million. For the nine months ended June 30, 2001, EBITDA increased 47% compared to last year, to $69.8 million.
    Operating expenses, as a percent of sales, were 30% for this year's third quarter comparing favorably to last year's 37%. For the nine months, operating expenses as a percent of sales improved to 31% compared to 36% last year. Improvement in bad debt expense and lower goodwill amortization were the primary reasons for these results; however, PharMerica's long term care business continues to see improvements in administrative and other expenses as well.
    In the third quarter, PharMerica extended its agreement with its largest customer, Beverly Enterprises, through March of 2006. Beverly Enterprises represents approximately 24% of the Company's LTC revenue base. PharMerica is committed to partnering with Beverly, and its other major customers, to remove costs from the pharmacy delivery system while improving service and patient outcomes.
    PharMerica has experienced cash collections for the third quarter and on a year-to-date basis of 103% of revenues and 100% of revenues, respectively. Gross and net days sales outstanding (DSO) for PharMerica were 72 and 50 days, respectively, at June 30, 2001. The gross and net DSOs were 90 and 71 days, respectively, at June 30, 2000.
    PMSI, PharMerica's workers compensation and catastrophic care business that provides PBM services along with home delivery of pharmaceutical and medical products, continues to report substantial growth. Revenues for this division grew 37% in this year's third quarter compared to last year's third quarter. On a year-to-date basis, PMSI's revenues this year have increased 36%. PMSI continues to add new customers, principally the larger insurance carriers, reflecting the success of its business model in the marketplace.

Summary

    "The strength of this quarter's financial results for each of our businesses illustrates the wisdom of our business strategies," commented Neil F. Dimick, Bergen's Chief Financial Officer. "BBDC's sales growth is back in double digits; each of BBSG's divisions is experiencing rapid growth, led by its oncology unit; and PharMerica's earnings have stabilized and improved.
    "We're confident that we will be able to meet our expectations for revenues and earnings growth of 10% and 30% respectively."

AmeriSource Bergen Merger

    The merger of AmeriSource Health Corporation and Bergen Brunswig Corporation, announced March 19, 2001, continues to move towards an expected completion date in late August of this year.
    "The integration process has proceeded as planned between the two companies and the operating efficiencies have been confirmed as anticipated. We are expecting to close the transaction after the FTC and the shareholders approve the merger," said Dimick.

Conference Call Today

    The senior management of Bergen Brunswig will hold a conference call today at 11:00 a.m. PDT to discuss the quarter in more detail. To access the call dial
(913) 981-5532 ten minutes prior to the call. The Company will also make a replay available ending August 1, 2001 at noon PDT. The toll-free replay number is (888) 203-1112. The pass code for both calls is 537789.
    The call will also be available via webcast at www.vcall.com.

About Bergen Brunswig

    Bergen Brunswig Corporation, headquartered in Orange County, California, is a leading supplier of pharmaceuticals and specialty healthcare products as well as information management solutions and consulting services. With $22 billion in annualized operating revenues, Bergen's customers include the nation's healthcare providers (hospitals, nursing homes, physicians), drug stores, manufacturers and patients. Though its subsidiary companies, Bergen provides product distribution, logistics, pharmacy management programs, and Internet fulfillment strategies designed to reduce costs and improve patient outcomes across the entire healthcare spectrum. Bergen Brunswig press releases are available on the Company's website at www.bergenbrunswig.com.

Safe Harbor Statement

    Except for historical information, all other information set forth in this press release, such as earnings forecasts and earnings rate projections, consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those projected or implied. Such statements may be identified by the use of forward-looking language such as "may," "will," "should," "expect," "anticipate," "estimate," "believe," "think," "continue" or the negatives or other variations thereof or other similar terminology. Such risks and uncertainties include the risks described in exhibit 99(a) to the Company's Annual Report on Form 10-K for the year ended September 30, 2000 and in other reports and exhibits filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, the costs and difficulties related to the integration of acquired businesses, the loss or disruption of one or more key customer or supplier relationships, changes in the distribution outsourcing pattern for pharmaceutical products and/or services, the ability to obtain general financing or financing rates that would be compatible with the Company's business operations, and the costs and other effects of governmental regulation and legal and administrative proceedings. The Company assumes no obligation to update the information in the release.

Additional Information

    In connection with their proposed merger, AmeriSource-Bergen, together with AmeriSource and Bergen Brunswig, filed a preliminary joint proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by AmeriSource-Bergen (as well as by AmeriSource and Bergen Brunswig) at the Securities and Exchange Commission's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents may also be obtained for free from AmeriSource or from Bergen Brunswig by directing such request to AmeriSource Health Corporation, General Counsel, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, Telephone: (610) 727-7000; or to Bergen Brunswig Corporation, Attention: Corporate Secretary, 4000 Metropolitan Drive, Orange, California 92868-3510, Telephone: (714) 385-4000.

Participants in Solicitation

    AmeriSource and Bergen Brunswig and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed merger. Information concerning AmeriSource's participants in the solicitation is set forth in AmeriSource's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2001, and information concerning Bergen Brunswig's participants in the solicitation is set forth in Bergen Brunswig's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2001.

                           Bergen Brunswig Corporation
                         Index to Press Release Exhibits
            For the Third Quarter and Nine Months Ended June 30, 2001


    A. Summary of Consolidated Sales and Earnings for the Third Quarter and Nine Months Ended June 30, 2001 and 2000

    B. Condensed Consolidated Balance Sheets as of June 30, 2001 and September 30, 2000

    C. Summary of Consolidated Sales and Earnings from Continuing Operations for the Third Quarter Ended June 30, 2001 and 2000

    D. Summary of Consolidated Sales and Earnings from Continuing Operations for the Nine Months Ended June 30, 2001 and 2000

    E. Summary of Consolidated Sales, Operating Earnings and EBITDA by Business Segment for the Third Quarter Ended June 30, 2001 and 2000

    F. Summary of Consolidated Sales, Operating Earnings and EBITDA by Business Segment for the Nine Months Ended June 30, 2001 and 2000

    G. Key Operating Ratios for the Third Quarter and Nine Months Ended June 30, 2001 and 2000


                           Bergen Brunswig Corporation
                   Summary of Consolidated Sales and Earnings
                                   (Unaudited)

(in thousands except       Third Quarter Ended      Nine Months Ended
per share amounts)              June 30,                 June 30,
                            2001        2000         2001        2000

Net sales and other revenues:
 Excluding bulk shipments
  to customers'
  warehouses           $ 5,476,264 $ 4,805,443  $15,240,338 $13,888,268
 Bulk shipments to
  customers' warehouses  1,197,183     993,010    3,187,009   3,109,046
                       ------------------------------------------------
   Total net sales and
    other revenues       6,673,447   5,798,453   18,427,347  16,997,314
 Cost of sales           6,342,576   5,479,143   17,462,795  16,062,786
                       ------------------------------------------------
 Gross profit              330,871     319,310      964,552     934,528
 Distribution, selling,
  general and
  administrative expenses  232,234     245,607      700,264     717,079
                       ------------------------------------------------
Operating earnings from
  continuing operations     98,637      73,703      264,288     217,449

Net interest expense        32,540      31,974      101,674      80,627
                       ------------------------------------------------
Earnings from continuing
  operations before taxes
  on income and distributions
  on preferred securities of
  subsidiary trust          66,097      41,729      162,614     136,822

Taxes on income from
  continuing operations     27,387      18,490       67,319      61,935
                       ------------------------------------------------
Earnings from continuing
  operations before
  distributions on
  preferred securities of
  subsidiary trust          38,710      23,239       95,295      74,887

Distributions on preferred
  securities of subsidiary
  trust, net of income tax
  benefits                 (3,526)     (3,526)     (10,578)    (10,578)
                       ------------------------------------------------
Earnings from continuing
  operations                35,184      19,713       84,717      64,309

Discontinued operations,
  net of income tax benefit:
 Loss from operations            -     (8,199)            -    (20,850)
 Loss on dispositions            -   (250,962)            -   (250,962)
                       ------------------------------------------------
Net earnings (loss)    $    35,184 $ (239,448)  $    84,717 $ (207,503)

-----------------------------------------------------------------------
Earnings (loss) per share:
 Basic:
  Continuing operations$       .26 $      .15   $       .63 $       .48
  Discontinued operations:
   Loss from operations          -      (.06)             -       (.15)
   Loss on dispositions          -     (1.87)             -      (1.87)
                       ------------------------------------------------
    Net earnings (loss)$       .26 $   (1.78)   $       .63 $    (1.54)
                       ------------------------------------------------
 Diluted:
  Continuing operations$       .26 $      .15   $       .62 $       .48
  Discontinued operations:
   Loss from operations          -      (.06)             -       (.15)
   Loss on dispositions          -     (1.87)             -      (1.87)
                       ------------------------------------------------
    Net earnings (loss)$       .26 $   (1.78)   $       .62 $    (1.54)
                       ------------------------------------------------
Weighted average number of
 shares outstanding:
  Basic                    135,369    134,507       135,168     134,417
  Diluted                  137,327    134,519       136,824     134,491
-----------------------------------------------------------------------
                                        A


                           Bergen Brunswig Corporation
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                            June 30,     September 30,
(in thousands)                                2001           2000
----------------------------------------------------------------------
Assets

Cash and cash equivalents                $    60,804    $    94,032
Accounts and notes receivable(a)           1,280,629      1,232,300
Inventories                                2,619,495      2,067,335
Other current assets                          34,082        123,859
----------------------------------------------------------------------
  Total current assets                     3,995,010      3,517,526
Goodwill -- net                              663,268        658,640
Net property and other assets                352,095        395,258
----------------------------------------------------------------------
  Total assets                           $ 5,010,373    $ 4,571,424

----------------------------------------------------------------------
Liabilities and Shareowners' Equity

Accounts payable                         $ 2,428,002    $ 2,017,130
Current portion of long-term debt             54,335         22,364
Current portion of other long-term
 obligations                                   1,172          1,388
Other current liabilities                    334,933        411,132
----------------------------------------------------------------------
  Total current liabilities                2,818,442      2,452,014
Long-term debt, net of current portion(a)  1,058,465      1,067,282
Other long-term obligations, net of
 current portion                              23,957         28,879
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely debt securities of the
 Company                                     300,000        300,000
Shareowners' equity                          809,509        723,249
----------------------------------------------------------------------
  Total liabilities and shareowners'
   equity                                $ 5,010,373    $ 4,571,424

----------------------------------------------------------------------
    (a) Reduced by net proceeds of $340,000 and $168,000 at June 30, 2001 and September 30, 2000, respectively, from the sale of receivables under the Company's Receivables Securitization program.

                                        B


                           Bergen Brunswig Corporation
                   Summary of Consolidated Sales and Earnings
                           From Continuing Operations
                                   (Unaudited)

(in thousands except            Third Quarter Ended
per share amounts)                   June 30,              Change
                                 2001        2000     Amount    Percent
                             ------------------------------------------
Net sales and other revenues:
 Excluding bulk shipments to
  customers' warehouses      $5,476,264  $4,805,443 $  670,821   14 %
 Bulk shipments to customers'
  warehouses                  1,197,183     993,010    204,173   21 %
                             ----------------------------------
   Total net sales and other
    revenues                  6,673,447   5,798,453    874,994   15 %

 Cost of sales                6,342,576   5,479,143    863,433   16 %
                             ----------------------------------
 Gross profit -- LIFO           330,871     319,310     11,561    4 %
 Distribution, selling, general
  and administrative expenses   232,234     245,607    (13,373)  (5)%
                             ----------------------------------
Operating earnings from
  continuing operations          98,637      73,703     24,934   34 %

Net interest expense             32,540      31,974        566    2 %
                             ----------------------------------
Earnings from continuing
  operations before taxes
  on income and distributions
  on preferred securities of
  subsidiary trust               66,097      41,729     24,368   58 %

Taxes on income from
   continuing operations         27,387      18,490      8,897   48 %
                             ----------------------------------
Earnings from continuing
  operations before
  distributions on preferred
  securities of subsidiary trust 38,710      23,239     15,471   67 %

Distributions on preferred
  securities of subsidiary
  trust, net of income tax
  benefit                        (3,526)     (3,526)         -    -
                             ----------------------------------
Earnings from continuing
  operations                 $   35,184  $   19,713 $   15,471   78 %
-----------------------------------------------------------------------
As a Percent of Revenue Excluding
 Bulk Shipments:
 Gross profit                      6.04%       6.64%     (0.60)
 Distribution, selling, general
  and administrative expenses      4.24%       5.11%     (0.87)
 Operating earnings from continuing
  operations                       1.80%       1.53%      0.27
 Net interest expense              0.59%       0.67%     (0.08)
 Earnings from continuing operations
  before taxes on income and
  distributions on preferred
  securities of subsidiary trust   1.21%       0.87%      0.34
-----------------------------------------------------------------------
Earnings per share from continuing operations:
 Basic                       $      .26  $      .15 $      .11   73 %
 Diluted                     $      .26  $      .15 $      .11   73 %
-----------------------------------------------------------------------
Weighted average number of shares outstanding:
 Basic                          135,369     134,507
 Diluted                        137,327     134,519
----------------------------------------------------
                                        C


                           Bergen Brunswig Corporation
                   Summary of Consolidated Sales and Earnings
                           From Continuing Operations
                                   (Unaudited)

(in thousands except            Nine Months Ended
per share amounts)                  June 30,               Change
                                2001        2000      Amount    Percent
                            -------------------------------------------
Net sales and other revenues:
 Excluding bulk shipments to
  customers' warehouses     $15,240,338 $13,888,268 $ 1,352,070  10 %
 Bulk shipments to customers'
  warehouses                  3,187,009   3,109,046      77,963   3 %
                            ------------------------------------
   Total net sales and other
    revenues                 18,427,347  16,997,314   1,430,033   8 %

   Cost of sales             17,462,795  16,062,786   1,400,009   9 %
                            ------------------------------------
 Gross profit -- LIFO           964,552     934,528      30,024   3 %
 Distribution, selling,
  general and administrative
  expenses                      700,264     717,079     (16,815) (2)%
                            ------------------------------------
Operating earnings from
 continuing operations          264,288     217,449      46,839  22 %

Net interest expense            101,674      80,627      21,047  26 %
                            ------------------------------------
Earnings from continuing
 operations before taxes on
 income and distributions on
 preferred securities of
 subsidiary trust               162,614     136,822      25,792  19 %

Taxes on income from
 continuing operations           67,319      61,935       5,384   9 %
                            ------------------------------------
Earnings from continuing
 operations before distributions
 on preferred securities of
 subsidiary trust                95,295      74,887      20,408  27 %

Distributions on preferred
 securities of subsidiary trust,
 net of income tax benefit      (10,578)    (10,578)          -   -
                            ------------------------------------
Earnings from continuing
 operations                 $    84,717 $    64,309 $    20,408  32 %

-----------------------------------------------------------------------
As a Percent of Revenue Excluding
 Bulk Shipments:
 Gross profit                      6.33%       6.73%      (0.40)
 Distribution, selling, general
  and administrative expenses      4.60%       5.16%      (0.56)
 Operating earnings from continuing
  operations                       1.73%       1.57%       0.16
 Net interest expense              0.67%       0.58%       0.09
 Earnings from continuing
  operations before taxes on income
  and distributions on preferred
  securities of subsidiary trust   1.07%       0.99%       0.08
-----------------------------------------------------------------------
Earnings per share from continuing operations:
 Basic                      $       .63 $       .48 $       .15  31 %
 Diluted                    $       .62 $       .48 $       .14  29 %
-----------------------------------------------------------------------
Weighted average number of shares outstanding:
 Basic                          135,168     134,417
 Diluted                        136,824     134,491
-----------------------------------------------------------------------
                                        D


                           Bergen Brunswig Corporation
          Summary of Consolidated Sales, Operating Earnings and EBITDA
                           From Continuing Operations
                               By Business Segment
                                   (Unaudited)

(dollars in thousands)         Third Quarter Ended
                                     June 30,              Change
                                 2001        2000     Amount    Percent
                             ------------------------------------------
Net Sales and Other Revenues:
 Pharmaceutical Distribution $5,315,849  $4,658,310 $  657,539   14 %
 PharMerica                     336,783     320,929     15,854    5 %
 Other Businesses                   228         262        (34) (13)%
 Corporate                          235          (4)       239  N/M %
 Intersegment Eliminations     (176,831)   (174,054)    (2,777)  (2)%
                             ----------------------------------
    Revenue excluding bulk
     shipments                5,476,264   4,805,443    670,821   14 %
 Bulk shipments of
  pharmaceuticals to
  customers' warehouses       1,197,183     993,010    204,173   21 %
                             ------------------------------------------
   Total                     $6,673,447  $5,798,453 $  874,994   15 %
                             ------------------------------------------
Operating Earnings (Loss):
 Pharmaceutical Distribution $  102,488  $   91,477 $   11,011   12 %
 PharMerica                      16,002      (1,684)    17,686  N/M %
 Other Businesses                  (938)       (834)      (104) (12)%
 Corporate                      (18,915)    (15,256)    (3,659) (24)%

   Total                     $   98,637  $   73,703 $   24,934   34 %
                             ------------------------------------------
Operating Earnings (Loss) as a Percent of
  Revenue Excluding Bulk Shipments:
 Pharmaceutical Distribution       1.93%       1.96%     (0.03)
 PharMerica                        4.75%      (0.52)%     5.27
 Other Businesses                   N/M         N/M        N/M
                             ----------------------------------
   Total                           1.80%       1.53%      0.27
                             ----------------------------------
Depreciation and Amortization:
 Pharmaceutical Distribution $    8,924  $    8,882 $       42    - %
 PharMerica                       7,476      10,909     (3,433) (31)%
 Other Businesses                    80          76          4    5 %
 Corporate                          614         663        (49)  (7)%
                             ----------------------------------
   Total                     $   17,094  $   20,530 $   (3,436) (17)%
                             ------------------------------------------
EBITDA:
 Pharmaceutical Distribution $  111,412  $  100,359 $   11,053   11 %
 PharMerica                      23,478       9,225     14,253  155 %
 Other Businesses                  (858)       (758)      (100) (13)%
 Corporate                      (18,301)    (14,593)    (3,708) (25)%
                             ----------------------------------
   Total                     $  115,731  $   94,233 $   21,498   23 %
                             ------------------------------------------
N/M = Not Meaningful

                                        E


                           Bergen Brunswig Corporation
          Summary of Consolidated Sales, Operating Earnings and EBITDA
                           From Continuing Operations
                               By Business Segment
                                   (Unaudited)

(dollars in thousands)           Nine Months Ended
                                     June 30,              Change
                                 2001        2000     Amount    Percent
                            -------------------------------------------
Net Sales and Other Revenues:
 Pharmaceutical Distribution$14,792,711 $13,450,480 $ 1,342,231   10 %
 PharMerica                   1,011,873     950,429      61,444    6 %
 Other Businesses                   594         934        (340) (36)%
 Corporate                          873         574         299   52 %
 Intersegment Eliminations     (565,713)   (514,149)    (51,564) (10)%
                            ------------------------------------
    Revenue excluding bulk
     shipments               15,240,338  13,888,268   1,352,070   10 %
 Bulk shipments of
  pharmaceuticals to
  customers' warehouses       3,187,009   3,109,046      77,963    3 %
                            ------------------------------------
   Total                    $18,427,347 $16,997,314 $ 1,430,033    8 %
                            -------------------------------------------
Operating Earnings (Loss):
 Pharmaceutical Distribution$   275,790 $   253,801 $    21,989    9 %
 PharMerica                      47,267      14,550      32,717  225 %
 Other Businesses                (2,694)     (2,457)       (237) (10)%
 Corporate                      (56,075)    (48,445)     (7,630) (16)%
                            ------------------------------------
   Total                    $   264,288 $   217,449 $    46,839   22 %
                            -------------------------------------------
Operating Earnings (Loss) as a Percent of
  Revenue Excluding Bulk Shipments:
 Pharmaceutical Distribution       1.86%       1.89%      (0.03)
 PharMerica                        4.67%       1.53%       3.14
 Other Businesses                   N/M         N/M         N/M
                            ------------------------------------
   Total                           1.73%       1.57%       0.16
                            ------------------------------------
Depreciation and Amortization:
 Pharmaceutical Distribution$    26,635 $    26,656 $       (21)   - %
 PharMerica                      22,506      33,054     (10,548) (32)%
 Other Businesses                   243         227          16    7 %
 Corporate                        1,889       1,980         (91)  (5)%
                            ------------------------------------
   Total                    $    51,273 $    61,917 $   (10,644) (17)%
                            -------------------------------------------
EBITDA:
 Pharmaceutical Distribution$   302,425 $   280,457 $    21,968    8 %
 PharMerica                      69,773      47,604      22,169   47 %
 Other Businesses                (2,451)     (2,230)       (221) (10)%
 Corporate                      (54,186)    (46,465)     (7,721) (17)%
                            ------------------------------------
   Total                    $   315,561 $   279,366 $    36,195   13 %
                            -------------------------------------------
N/M = Not Meaningful

                                        F


                           Bergen Brunswig Corporation
                              Key Operating Ratios
                           From Continuing Operations
                                   (Unaudited)

(in thousands)             Third Quarter Ended       Nine Months Ended
                                 June 30,                June 30,
                             2001        2000        2001        2000
                        -----------------------------------------------
Total Continuing Operations:
 Revenues Excluding
  Bulk Shipments        $ 5,476,264 $ 4,805,443 $15,240,338 $13,888,268
 Gross Profit --
  FIFO Basis                335,871     320,560     972,052     938,278
   % of Revenues              6.13%       6.67%       6.38%       6.76%
 Gross Profit --
  LIFO Basis                330,871     319,310     964,552     934,528
   % of Revenues              6.04%       6.64%       6.33%       6.73%
 DSG&A Expenses             232,234     245,607     700,264     717,079
   % of Revenues              4.24%       5.11%       4.60%       5.16%
 Operating Earnings --
  FIFO Basis                103,637      74,953     271,788     221,199
   % of Revenues              1.89%       1.56%       1.78%       1.60%
 Operating Earnings --
  LIFO Basis                 98,637      73,703     264,288     217,449
   % of Revenues              1.80%       1.53%       1.73%       1.57%
 EBITDA -- FIFO Basis       120,731      95,483     323,061     283,116
   % of Revenues              2.20%       1.99%       2.12%       2.04%
 EBITDA -- LIFO Basis       115,731      94,233     315,561     279,366
   % of Revenues              2.11%       1.96%       2.07%       2.01%
-----------------------------------------------------------------------
Pharmaceutical Distribution:
 Revenues Excluding
  Bulk Shipments        $ 5,315,849 $ 4,658,310 $14,792,711 $13,450,480
 Gross Profit --
  FIFO Basis                218,217     203,389     611,500     583,816
   % of Revenues              4.10%       4.37%       4.13%       4.34%
 Gross Profit --
  LIFO Basis                213,217     202,139     604,000     580,066
   % of Revenues              4.01%       4.34%       4.08%       4.31%
 DSG&A Expenses             110,729     110,662     328,210     326,265
   % of Revenues              2.08%       2.38%       2.22%       2.42%
 Operating Earnings --
  FIFO Basis                107,488      92,727     283,290     257,551
   % of Revenues              2.02%       1.99%       1.91%       1.92%
 Operating Earnings --
  LIFO Basis                102,488      91,477     275,790     253,801
   % of Revenues              1.93%       1.96%       1.86%       1.89%
 EBITDA -- FIFO Basis       116,412     101,609     309,925     284,207
   % of Revenues              2.19%       2.18%       2.10%       2.11%
 EBITDA -- LIFO Basis       111,412     100,359     302,425     280,457
   % of Revenues              2.10%       2.15%       2.04%       2.09%
-----------------------------------------------------------------------
PharMerica:
 Revenues Excluding
  Bulk Shipments        $   336,783 $   320,929 $ 1,011,873 $   950,429
 Gross Profit               117,191     116,913     359,085     352,954
   % of Revenues             34.80%      36.43%      35.49%      37.14%
 DSG&A Expenses             101,189     118,597     311,818     338,404
   % of Revenues             30.05%      36.95%      30.82%      35.61%
 Operating Earnings (Loss)   16,002     (1,684)      47,267      14,550
   % of Revenues              4.75%     (0.52)%       4.67%       1.53%
 EBITDA                      23,478       9,225      69,773      47,604
   % of Revenues              6.97%       2.87%       6.90%       5.01%


                                                   Change
                                                  vs. 2000
                                            Quarter     Nine Months

Total Continuing Operations:
 Revenues Excluding
  Bulk Shipments                               14%             10%
 Gross Profit --
  FIFO Basis                                    5%              4%
   % of Revenues                             (0.54)          (0.38)
 Gross Profit --
  LIFO Basis                                    4%              3%
   % of Revenues                             (0.60)          (0.40)
 DSG&A Expenses                               (5)%            (2)%
   % of Revenues                             (0.87)          (0.56)
 Operating Earnings --
  FIFO Basis                                   38%             23%
   % of Revenues                              0.33            0.18
 Operating Earnings --
  LIFO Basis                                   34%             22%
   % of Revenues                              0.27            0.16
 EBITDA -- FIFO Basis                          26%             14%
   % of Revenues                              0.21            0.08
 EBITDA -- LIFO Basis                          23%             13%
   % of Revenues                              0.15            0.06
-----------------------------------------------------------------------
Pharmaceutical Distribution:
 Revenues Excluding
  Bulk Shipments                               14%             10%
 Gross Profit --
  FIFO Basis                                    7%              5%
   % of Revenues                             (0.27)          (0.21)
 Gross Profit --
  LIFO Basis                                    5%              4%
   % of Revenues                             (0.33)          (0.23)
 DSG&A Expenses                                 0%              1%
   % of Revenues                             (0.30)          (0.20)
 Operating Earnings --
  FIFO Basis                                   16%             10%
   % of Revenues                              0.03           (0.01)
 Operating Earnings --
  LIFO Basis                                   12%              9%
   % of Revenues                             (0.03)          (0.03)
 EBITDA -- FIFO Basis                          15%              9%
   % of Revenues                              0.01           (0.01)
 EBITDA -- LIFO Basis                          11%              8%
   % of Revenues                             (0.05)          (0.05)
-----------------------------------------------------------------------
PharMerica:
 Revenues Excluding
  Bulk Shipments                                5%              6%
 Gross Profit                                   0%              2%
   % of Revenues                             (1.63)          (1.65)
 DSG&A Expenses                              (15)%            (8)%
   % of Revenues                             (6.90)          (4.79)
 Operating Earnings (Loss)                     N/M            225%
   % of Revenues                              5.27            3.14
 EBITDA                                       155%             47%
   % of Revenues                              4.10            1.89


                                        G


    --30--

    CONTACT:  Bergen Brunswig Corp., Orange
              Neil Dimick, 714/385-4391
                or
              Donna Dolan, 714/385-4226